UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

Commission file number: 1-03319

Quad M Solutions, Inc.

Idaho	1-03319	82-0144710
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S Employer Identification Number)

1111 Beltline Road, Suite 108, Garland, TX 75040

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including area code: (877) 465-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Quad M Solutions, Inc., an Idaho corporation, (“MMMM” or the “Company”), is a public holding company that offers self-funded health plans, staffing services, HR-human resources, payroll services, retirement, supplemental and workers compensation insurance to small and mid-sized group employers with 1-500 employees, and to the exploding essential worker “Gig Economy,” a labor market that is characterized by the prevalence of short-term contracts or freelance work, not permanent jobs. On April 4, 2022, the Company entered into an AI Sourcing Agreement effective April 4, 2022 (the “Agreement”), with Recruiter.com Group, Inc., (“Recruiter.com”), a Nevada corporation with Common Stock listed for trading on the Nasdaq Capital Market under the symbol “RCRT.”

Pursuant to the Agreement, Recruiter.com will provide the Company with a non-exclusive license for access to Recruiter.com’s proprietary software-as-a-service intelligent sourcing system (“Platform”), which should allow the Company to automate the candidate sourcing process and assist in the management of the Company’s target market. The initial term of the agreement is for a period of 90 days, subject to extension by the Company. In addition, the Agreement provides that Recruiter.com will provide the Company’s customers/clients with virtual training upon request as well as online customer support.

The Agreement further provides that the Company will be provide with searches to initially include targeting on a nationwide basis small business owners with less than 10 employees subject to modification, in consideration for which the Company will pay Recruiter.com: (i) a one-time Platform setup fee of $25,000 and after the first month of the Agreement an additional fee of $25,000 during the term of the Agreement; and (ii) a performance fee of $30 per month for sign-up onc the number of sign-ups exceeds 800 customers.

A copy of the Agreement is attached as Exhibit 10.12 to this Current Report on Form 8-K.

About Quad M Solutions, Inc.

Quad M Solutions Inc. (OTC: MMMM) is a public holding company that offers self-funded health plans, staffing services, HR-human resources, payroll services, retirement, supplemental and workers compensation insurance to small and mid-sized group employers with 1-500 employees, and to the exploding essential worker “Gig Economy,” a labor market that is characterized by the prevalence of short-term contracts or freelance work, not permanent jobs. Our Company’s four subsidiaries, NuAxess 2, Inc., PrimeAxess, Inc., OpenAxess, Inc. and PrimeAxess 2, LLC are important in conveying who we are and what we do.

We strive to provide those employers and individuals the right tools to be able to manage and control all the facets in their healthcare experience and their eventual health outcomes. Prevention, wellness, and cures have become part of our corporate mission to individuals who want to manage and control their short and long-term healthcare needs.

Our self-insured programs are consumer-driven and technology-leveraged and, by itself, self-insurance is affordable, transparent and responsive to the healthcare and retirement needs of employees who are looking for higher quality benefits, integrated health information and better medical provider access and outcomes.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.12	AI Sourcing Agreement effective April 4, 2022, between the Company and with Recruiter.com Group, Inc., filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2022

QUAD M SOLUTIONS, INC.

/s/ Joseph Frontiere
Name:	Joseph Frontiere
Title:	Interim Chief Executive Officer